Exhibit 10.1
FIFTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as this “Amendment”), dated as of May 19, 2021, is executed by and among,

MISTRAS GROUP, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as the “Borrower”),

AND

QUALITY SERVICES LABORATORIES, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “QSL”),
AND
MISTRAS INTERNATIONAL HOLDINGS INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “MIH”),
AND
WEST PENN NON-DESTRUCTIVE TESTING, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having its principal office located at 1010 Industrial Boulevard, New Kensington, Pennsylvania 15068 (hereinafter referred to as “West Penn”, and hereinafter QSL, MIH, and West Penn shall be collectively referred to as the “Guarantors” and sometimes individually referred to as a “Guarantor”),
AND
BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as a Lender and the letter of credit issuer (hereinafter referred to as “Bank of America”),

AND

THOSE OTHER LENDERS SIGNATORY HERETO (hereinafter said lenders, together with Bank of America, shall be sometimes individually referred to as a “Lender” and collectively referred to as the “Lenders”),

AND
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US_ACTIVE-159686375.8

BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as administrative agent for the Lenders (hereinafter referred to as the “Administrative Agent”).

W I T N E S S E T H:

    WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Credit Agreement dated December 13, 2018, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Original Credit Agreement”), as such Original Credit Agreement was amended and modified by (i) that certain First Amendment to Fifth Amended and Restated Credit Agreement dated October 11, 2019, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “First Amendment”), (ii) that certain Second Amendment to Fifth Amended and Restated Credit Agreement dated March 9, 2020, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Second Amendment”), (iii) that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated May 15, 2020, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Third Amendment”), and (iv) that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement dated as of February 11, 2021, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Fourth Amendment”, and hereinafter the Original Credit Agreement, as amended and modified by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, shall be referred to as the “Credit Agreement”), the Lenders made available to the Borrower (a) a five (5) year senior secured amended and restated revolving credit facility in the aggregate reduced maximum principal amount of up to US$175,000,000.00 (hereinafter referred to as the “Revolving Credit Facility”), which Revolving Credit Facility includes (1) a US$20,000,000.00 sublimit for the issuance of standby and commercial letters of credit and (2) a US$100,000,000.00 sublimit for multicurrency borrowings in readily available and freely transferable and convertible currencies, including, but not limited to, Euros, Pounds Sterling, Canadian Dollars, and Japanese Yen, all to be made available to the Borrower for working capital and other lawful corporate purposes, and (b) a five (5) year senior secured term loan facility in the aggregate reduced original principal amount of US$93,750,000.00 (hereinafter referred to as the “Term Loan Facility”, and hereinafter the Revolving Credit Facility and the Term Loan Facility shall be collectively referred to as the “Credit Facilities”); and

    WHEREAS, capitalized terms used herein but not otherwise expressly defined herein shall have the same meanings when used herein as assigned and ascribed to said terms in the Credit Agreement; and

    WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Guaranty Agreement dated December 13, 2018, executed by the Guarantors, as guarantors, in favor of the Administrative Agent, for the benefit of the Lenders (hereinafter referred to as the

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“Guaranty”), the Guarantors guarantied the payment and performance of all of the obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents (hereinafter collectively referred to as the “Loan Documents”); and

    WHEREAS, the parties hereto have agreed to amend and modify the terms, conditions, and provisions of the Credit Agreement, and the other Loan Documents, pursuant to the terms, conditions, and provisions of this Amendment for the purposes more fully set forth and described herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I
AMOUNTS OUTSTANDING UNDER THE CREDIT FACILITIES;
APPLICABLE RATE AND PRICING LEVEL

    1.1    Amounts Outstanding under the Revolving Credit Facility. The Borrower hereby acknowledges and agrees that there is, as of May 18, 2021, due and owing on the Revolving Credit Facility (i) the principal amount of US$132,070,766.00, consisting of (a) Revolving Loans in the aggregate principal amount of US$127,750,000.00, and (b) issued and outstanding Letters of Credit in the aggregate stated amount of US$4,320,766.00 and (ii) the principal amount of €8,000,000.00 consisting of Revolving Loans, in the case of each of the foregoing together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof. As of such date, there were no amounts due and owing to the Lenders in connection with any unreimbursed draws on any Letter of Credit.
    1.2    Amount Outstanding under the Term Loan Facility. The Borrower hereby acknowledges and agrees that there is, as of May 18, 2021, due and owing on the Term Loan Facility the principal amount of US$88,125,000.00, together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof.

    1.3    Applicable Rate; Pricing Level. The Borrower hereby acknowledges and agrees that as of May 18, 2021, the Applicable Rate in effect from the date of this Amendment until receipt of the Compliance Certificate for the period ended June 30, 2021, shall be determined based upon Pricing Level 7.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.1    New Defined Terms in Section 1.01 of the Credit Agreement. The following new defined terms “Available Tenor”, “Benchmark”, “Benchmark Replacement”, “Benchmark Replacement Conforming Changes”, “Benchmark Transition Event”, “Credit Party”, “Daily Simple SOFR”, “Early Opt-in Effective Date”, “Early Opt-in Election”, “Fifth Amendment”, “Fifth Amendment Effective Date”, “Leverage Ratio Bifurcation Event”, “Net Cash Proceeds”, “Other Rate Early Opt-in”, “Rescindable Amount”, “Senior Debt”, “Senior Debt Leverage Ratio”, “SOFR Early Opt-in”, “Total Consolidated Debt”, and “Total Consolidated Debt Leverage Ratio” are hereby inserted into Section 1.01 of the Credit Agreement as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment

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period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
1.“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

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“Benchmark Replacement” means:
(a)    For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(i)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or
(ii)    the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);
provided that, if initially LIBOR is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and
(b)    for purposes of Section 3.03(c)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
1.provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero (-0-), the Benchmark Replacement will be deemed to be zero (-0-) for the purposes of this Agreement and the other Loan Documents.
Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
2.“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the

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applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
3.“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.
4.“Credit Party” has the meaning as defined in Section 9.14.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
5.“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
6.“Early Opt-in Election” means the occurrence of:
(a)    a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; and
(b)    the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

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“Fifth Amendment” means that certain Fifth Amendment To Fifth Amended And Restated Credit Agreement dated as of May 19, 2021, executed by and among, inter alia, the Borrower, the Lenders, and Bank of America, N.A., as Administrative Agent, Arranger and L/C Issuer.

“Fifth Amendment Effective Date” means May 19, 2021, the effective date of the Fifth Amendment.

“Leverage Ratio Bifurcation Event” means the Borrower’s or any Subsidiary’s incurrence of any Indebtedness under either Section 7.03(h) and/or Section 7.03(i) of this Agreement.

“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by the Borrower or any Subsidiary in respect of any Disposition or any Indebtedness incurred under either Section 7.03(h) and/or Section 7.03(i) of this Agreement, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any Disposition, (i) the amount necessary to retire any Indebtedness secured by a permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property, (ii) any escrowed proceeds (until, if and as applicable, the release thereof to the Borrower or any Subsidiary thereof), and (iii) a reasonable reserve for post-closing indemnification obligations (until, if and as applicable, the release thereof to the Borrower or any Subsidiary thereof); it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any noncash consideration received by the Borrower or any Subsidiary in connection with any Disposition or any Indebtedness incurred under either Section 7.03(h) and/or Section 7.03(i) of this Agreement.
7.“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election and (b) Section 3.03(c)(ii) and paragraph (b) of the definition of “Benchmark Replacement”.
8.“Rescindable Amount” has the meaning as defined in Section 2.11(b)(ii).
9.“Senior Debt” means, as of any date of determination thereof, all outstanding Indebtedness for borrowed money and other interest-bearing Indebtedness, including current and long term Indebtedness, but excluding (i) Indebtedness evidenced by Subordinated Notes and (ii) the capital lease between the Borrower and S.J. Vahaviolos Partners L.L.C. relating to the Borrower’s occupancy of the premises located at 195 Clarksville Road, Princeton Junction, New Jersey.
10.“Senior Debt Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Debt as of said date of determination -to- (b) EBITDA for the period of four consecutive fiscal quarters immediately preceding said date of determination, taken together as one accounting period.
11.“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (a) an Early Opt-in Election and (b) Section 3.03(c)(i) and paragraph (a) of the definition of “Benchmark Replacement”.

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“Total Consolidated Debt” means, as of any date of determination thereof, all outstanding Indebtedness for borrowed money and other interest-bearing Indebtedness, in each case, whether senior, junior, or otherwise subordinate, including, without limitation, current and long term Indebtedness and any such Indebtedness evidenced by Subordinated Notes, specifically excluding, however, the capital lease between the Borrower and S.J. Vahaviolos Partners L.L.C. relating to the Borrower’s use and occupancy of the premises located at 195 Clarksville Road, Princeton Junction, New Jersey.
“Total Consolidated Debt Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Consolidated Debt as of said date of determination, -to- (b) EBITDA for the period of four consecutive fiscal quarters immediately preceding said date of determination, taken together as one accounting period.

2.2    Amendments to Definitions in Section 1.01 of the Credit Agreement. The defined terms “Alternative Currency”, “Alternative Currencies”, “Applicable Rate”, “Eurocurrency Rate”, “LIBOR Quoted Currency”, “Rate Determination Date”, “Relevant Governmental Body”, “Revolving Commitment”, and “Term SOFR” set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Alternative Currency” and “Alternative Currencies” means each of Euro, Yen, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

    “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Total Consolidated Debt Leverage Ratio, as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Consolidated Debt Leverage Ratio	LIBOR Margin	Base Rate Margin	Revolving Commitment Fee	SBLC Fee/ Comm’l L/C Fee
1	≤ 1.00:1	150.0 bps	50.0 bps	20.0 bps	150.0 bps
2	> 1.00:1 but ≤ 1.50:1	175.0 bps	75.0 bps	20.0 bps	175.0 bps
3	> 1.50:1 but ≤ 2.00:1	187.5 bps	87.5 bps	25.0 bps	187.5 bps
4	> 2.00:1 but ≤ 2.75:1	200.0 bps	100.0 bps	30.0 bps	200.0 bps
5	> 2.75:1 but ≤ 3.25:1	225.0 bps	125.0 bps	35.0 bps	225.0 bps
6	> 3.25:1 but ≤ 3.75:1	250.0 bps	150.0 bps	35.0 bps	250.0 bps
7	> 3.75	415.0 bps	315.0 bps	37.5 bps	415.0 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Total Consolidated Debt Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then Pricing Level 7 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered until the first Business Day of the month immediately

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following the delivery of such Compliance Certificate. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply.
“Eurocurrency Rate” means:
(a)    for any Interest Period, with respect to any Credit Extension:

    (i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, hereinafter referred to as the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and

    (ii)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “EURIBOR Rate”) at or about 11:00 a.m. (Brussels, Belgium time) on the Rate Determination Date with a term equivalent to such Interest Period; and

    (iii)    denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “TIBOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period; and

    (iv)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, hereinafter referred to as the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(b)     for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

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provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero (-0-), such rate shall be deemed to be zero (-0-) for purposes of this Agreement.
“LIBOR Quoted Currency” means Dollars but in any event as long as there is a published LIBOR rate with respect thereto.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent); provided, further, with respect to the TIBOR Rate, if quotations for that currency and period would normally be given by leading banks in the Tokyo interbank market on more than one day, the Rate Determination Date for determination of the TIBOR Rate will be the last of those days.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Revolving Commitment” and “Revolving Commitments” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on the portion of Schedule 2.01 describing the Revolving Loans or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitments of all of the Lenders is, as of the Fifth Amendment Effective Date and after giving effect to the reduction in said Revolving Commitments described in the Fifth Amendment, $165,000,000.00, subject to the mandatory reductions in the aggregate Revolving Commitments set forth and described in Section 2.06.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

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2.3    Deletions of Definitions in Section 1.01 of the Credit Agreement; Replacement of References to Defined Terms “Funded Debt” and “Funded Debt Leverage Ratio”. The defined terms “Funded Debt” and “Funded Debt Leverage Ratio” set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety. All references in the Credit Agreement and/or in the other Loan Documents to the defined terms “Funded Debt” and “Funded Debt Leverage Ratio”, respectively, are hereby deleted in their entirety and the new defined terms “Total Consolidated Debt” and “Total Consolidated Debt Leverage Ratio”, respectively, are hereby inserted in their place and stead.

2.4    Amendment to Section 2.04(a) of the Credit Agreement. The existing Section 2.04(a) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.04(a) is hereby inserted in its place and stead as follows:

“(a)    Term Loans. The Borrower shall, on each Quarterly Payment Date commencing with the Quarterly Payment Date occurring in June, 2021 and continuing through the Quarterly Payment Date occurring in September, 2023, repay the aggregate principal amount of all Term Loans outstanding in the respective amounts set forth below opposite the month in which such Quarterly Payment Date occurs, unless repayment of the Term Loans is accelerated sooner pursuant to Section 8.02:

Quarterly Payment Dates	Scheduled Repayment Amount
Quarterly Payment Dates occurring in June, 2021 through and including March, 2022	$3,750,000.00
Quarterly Payment Dates occurring in June, 2022 through and including September, 2023	$5,000,000.00

provided, however, that (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date and (ii) (A) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Eurocurrency Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (B) if any principal repayment installment to be made by the Borrower on a Eurocurrency Rate Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.”

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2.5    Amendment to Section 2.05(a) of the Credit Agreement. The existing Section 2.05(a) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.05(a) is hereby inserted in its place and stead as follows:

“(a)    The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four (4) Business Days (or five (5), in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (A) the date and amount of such prepayment, (B) the source of the funds of such prepayment, (C) the Type(s) of Committed Loans to be prepaid, and (D) if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in inverse order of maturity; provided, however, notwithstanding the foregoing to the contrary, optional prepayments of the Term Loans made by the Borrower from cash flow from the Borrower’s business operations (and not from the sale of assets or any other source) shall be applied to the amortization payment(s) due and owing on the next succeeding Quarterly Payment Date(s) and shall not be applied in the inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Credit Facilities.”

2.6    Amendment to Section 2.05 of the Credit Agreement. The following new Section 2.05(d) is hereby added to the end of the existing Section 2.05 of the Credit Agreement:

“(d)    Mandatory Prepayments.

    (i)    At any time when the Senior Debt Leverage Ratio is greater than 3.50 -to- 1.00, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any Subsidiary from all Dispositions within three (3) Business Days

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of the date of such Disposition; provided, however, that so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied at the election of the Borrower (as notified in writing by the Borrower to the Administrative Agent on or prior to the date of such Disposition) (A) in excess of that amount which, after being applied to prepay the Loans, would reduce the Senior Debt Leverage Ratio to less than 3.50 -to- 1.00 (the amount of such Net Cash Proceeds which would remain after such application to prepay the Loans in an amount sufficient to reduce the Senior Debt Leverage Ratio to less than 3.50 –to- 1.00 shall be referred to as the “Excess Net Cash Proceeds”) and (B) to the extent the Borrower or such Subsidiary reinvests all or any portion of the Excess Net Cash Proceeds in assets included in the Collateral (but specifically excluding current assets as classified by GAAP) within three hundred sixty-five (365) days after the receipt of such Net Cash Proceeds; provided that, if such Excess Net Cash Proceeds shall have not been so reinvested, such Excess Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations as aforesaid. Pending application to the Loans and/or to Cash Collateralize the L/C Obligations as aforesaid or reinvestment within the time period set forth in this clause (i), all Net Cash Proceeds from Dispositions shall be deemed not to be cash or cash equivalents for purposes of Section 6.19 of this Agreement.

    (ii)    At any time when the Senior Debt Leverage Ratio is greater than 3.50 -to- 1.00, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as provided in clause (iii) below, immediately upon the receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Indebtedness incurred under either Section 7.03(h) and/or Section 7.03(i) of this Agreement, in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds.

    (iii)    Each prepayment of Loans pursuant to the foregoing provisions of clauses (i) and (ii) of this Section 2.05(d) shall be applied, first, to the principal repayment installments of the Term Loan in the inverse order of maturity and, second, to the Revolving Credit Facility in the manner set forth in this clause (iii). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Credit Facilities. Except as otherwise provided in Section 2.15, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(d), first, shall be applied ratably to the L/C Borrowings, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clauses (i) and/or (ii) of this Section 2.05(d), the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any Subsidiary or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Lenders, as applicable.”

2.7    Amendment to Section 2.06 of the Credit Agreement. The existing Section 2.06 of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.06 is hereby inserted in its place and stead as follows:

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“2.06    Termination or Reduction in Commitments.

    (a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the aggregate Revolving Commitments, or from time to time permanently reduce the aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof, (iii) the Borrower shall not terminate or reduce the aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Revolving Credit Exposure would exceed the aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the aggregate Revolving Commitments, the L/C Sublimit or the Alternative Currency Sublimit exceeds the amount of the aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.

(b)    Reducing Revolving Commitments. On each date set forth below, the Revolving Credit Facility shall be reduced by the amount set forth opposite such date below:

Date	Amount of Reduction
September 30, 2021	$10,000,000.00
December 31, 2021	$5,000,000.00”

    (c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate Revolving Commitments. Any reduction of the aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the aggregate Revolving Commitments shall be paid on the effective date of such termination. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the L/C Sublimit or the Alternative Currency Sublimit exceeds the Revolving Credit Facility at such time, the L/C Sublimit or the Alternative Currency Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.”

2.8    Amendment to Section 2.09(b) of the Credit Agreement. The existing Section 2.09(b) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.09(b) is hereby inserted in its place and stead as follows:

“(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Total Consolidated Debt Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate in a material respect and (ii) a proper calculation of the Total Consolidated

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Debt Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly within ten (10) days of written demand by the Administrative Agent (or, after the occurrence of the entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.07(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.”

2.9    Amendment to Section 2.11(b)(ii) of the Credit Agreement. The existing Section 2.11(b)(ii) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of the existing Section 2.11(b)(ii):

“With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower, as the case may be, with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.”

2.10    Amendment to Section 3.03(c) of the Credit Agreement. The existing Section 3.03(c) of the Credit Agreement is hereby deleted in its entirety and the following new Section 3.03(c) is hereby inserted in its place and stead as follows:

“(c)    Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)     On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be

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provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)    (x)    Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

    (y)    On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii)     At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing

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sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).

(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.”

2.11    Amendment to Section 6.12 of the Credit Agreement. The existing Section 6.12 of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.12 is hereby inserted in its place and stead as follows:

“6.12    Financial Covenants.

    (a)    Minimum Consolidated Fixed Charge Coverage Ratio. Maintain, on a Consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.25 -to- 1.00.

    This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period, commencing with the reporting period ending on June 30, 2021.

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    (b)    Maximum Total Consolidated Debt Leverage Ratio. Maintain, on a Consolidated basis, a Total Consolidated Debt Leverage Ratio not exceeding the ratios set forth below:

Test Period Ending	Maximum Total Consolidated Debt Leverage Ratio
June 30, 2021, September 30, 2021, December 31, 2021, and March 31, 2022	4.00 –to– 1.00*
June 30, 2022, and each December 31, March 31, June 30, and September 30 thereafter	3.50 –to– 1.00*

    This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period, commencing with the reporting period ending on June 30, 2021.

    * Notwithstanding the maximum Total Consolidated Debt Leverage Ratio permitted in the chart above, from and after the occurrence of a Leverage Ratio Bifurcation Event, the Borrower will be required to maintain a maximum Total Consolidated Debt Leverage Ratio of not more than 4.50 -to- 1.00 commencing as of the test date immediately following the incurrence of such Indebtedness and continuing on each test date thereafter.

    (c)    Maximum Senior Debt Leverage Ratio. From and after the occurrence of a Leverage Ratio Bifurcation Event, maintain, on a Consolidated basis, a Senior Debt Leverage Ratio not exceeding 3.50 –to– 1.00.

    This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period, commencing as of the test date immediately following the incurrence of such Indebtedness and continuing on each test date thereafter.”

2.12    Amendment to Section 7.02(c) of the Credit Agreement. The existing Section 7.02(c) of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.02(c) is hereby inserted in its place and stead as follows:

“(c) (i) Investments by Borrower and/or any of its Subsidiaries in Borrower or any Guarantor, (ii) at any time when the Total Consolidated Debt Leverage Ratio does not exceed 3.50 –to- 1.0, Investments (A) of Borrower or any Wholly-Owned Subsidiary in other Subsidiaries, not to exceed $4,000,000.00 in the aggregate in any twelve (12) month period, and (B) of any Wholly-Owned Subsidiary in Borrower or in another Wholly-Owned Subsidiary, (iii) Investments existing on the Fifth Amendment Effective Date and set forth on Schedule 7.02 attached to the Fifth Amendment, (iv) at any time when the Total Consolidated Debt Leverage

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Ratio exceeds 3.50 –to- 1.0, Investments in Subsidiaries requested by the Borrower and approved by the Administrative Agent, and (v) other Investments by Borrower and/or any of its Subsidiaries which Investments have been approved in writing in advance by the Required Lenders;”

2.13    Amendment to Section 7.02(f)(v) of the Credit Agreement. Section 7.02(f)(v) of the Credit Agreement is hereby amended and modified such that each of the existing references contained therein to “Funded Debt Leverage Ratio” is hereby deleted in its entirety and a new reference to “Total Consolidated Debt Leverage Ratio” is hereby inserted in its place and stead.

2.14    Amendment to Section 7.06 of the Credit Agreement. The existing Section 7.06 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.06 is hereby inserted in its place and stead as follows:

“7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests (other than Equity Interests in the Borrower, which may be issued or sold without restriction hereunder), except that, so long as no Default shall exist (a) at the time of any action described in this Section 7.06 above or (b) would result therefrom, the Borrower and its Subsidiaries may declare or make any Restricted Payment so long as the Total Consolidated Debt Leverage Ratio, calculated on a pro forma basis to include said Restricted Payment, does not exceed (i) at all times prior to the occurrence of a Leverage Ratio Bifurcation Event, 2.50 –to– 1.00 or (ii) at all times from and after the occurrence of a Leverage Ratio Bifurcation Event, 3.00 –to– 1.00, in either case, such calculation to be evidenced by the Borrower to the reasonable satisfaction of the Administrative Agent and the Required Lenders.”

2.15    Amendment to Section 7.11 of the Credit Agreement. The existing Section 7.11 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.11 is hereby inserted in its place and stead as follows:

“7.11    Prepayment of Subordinated Notes. Prepay any Subordinated Notes; provided, however, that so long as no Default then exists or would result from any such prepayment, the Borrower may make any prepayment of any Subordinated Notes at any time when the Total Consolidated Debt Leverage Ratio is less than (a) at all times prior to the occurrence of a Leverage Ratio Bifurcation Event, 2.50 –to– 1.00 or (b) at all times from and after the occurrence of a Leverage Ratio Bifurcation Event, 3.00 –to– 1.00, in either case, such calculation to be evidenced by the Borrower to the reasonable satisfaction of the Administrative Agent and the Required Lenders.”

2.16    Amendment to Article IX of the Credit Agreement. The following new Section 9.14 is hereby inserted at the end of Article IX:

“9.14    Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any

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Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.”

2.17    Amendment to Section 10.01(e) of the Credit Agreement. The existing Section 10.01(e) of the Credit Agreement is hereby deleted in its entirety and the following new Section 10.01(e) is hereby inserted in its place and stead as follows:

“(e)    change Section 2.05(d)(iii), Section 2.12, or Section 8.03 in any manner without the written consent of each Lender;”

2.18    Amendment to Schedule 2.01 of the Credit Agreement. The existing Schedule 2.01 attached to and made a part of the Credit Agreement is hereby deleted in its entirety and the Schedule 2.01 attached hereto and made a part of this Amendment is hereby inserted in its place and stead.

2.19    Amendment to Exhibit “C” of the Credit Agreement. The existing Exhibit “C” attached to and made a part of the Credit Agreement is hereby deleted in its entirety and the Exhibit “C” attached hereto and made a part of this Amendment is hereby inserted in its place and stead.

2.20    Change in Borrower’s and Guarantors’ Legal Counsel. All references to the address of the Borrower’s and Guarantors’ legal counsel as being “Veronica Montagna, Esq., McCarter & English, LLP, 100 Mulberry Street, Four Gateway Center, Newark, New Jersey 07102, Telephone: 973.639.7948, Telecopier: 973.297.3758, Electronic Mail: vmontagna@mccarter.com” are hereby deleted in their entirety and new references to the address of the Borrower’s and the Guarantors’ legal counsel as being “Richard E. Farley, Esq., Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Telephone: 212.715.9106, Telecopier: 212.715.8106, Electronic Mail: rfarley@kramerlevin.com” are hereby inserted in their place and stead.

2.21    Approval of Disposition of Borrower’s Business in Brazil. Notwithstanding any term, condition, or provision of the Credit Agreement or any other Loan Document to the contrary, the Administrative Agent and the Lenders hereby agree that the Borrower may Dispose of the Borrower’s Subsidiaries MISTRAS South America Participacoes LTDA and MISTRAS South America LTDA,

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whether such Disposition is by the sale of Equity Interests or the sale of assets, subject to the Borrower’s compliance with the following conditions precedent:

(a)    immediately before and immediately after giving pro forma effect to any such Disposition, no Default shall have occurred and be continuing; and

(b)    immediately after giving effect to any such Disposition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 6.12, such compliance to be evidenced by the Borrower to the satisfaction of the Administrative Agent and the Lenders on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such disposition had been consummated as of the first day of the fiscal period covered thereby; and

(c)    any such Disposition shall take place pursuant to a Purchase and Sale Agreement in form and substance acceptable to the Administrative Agent and shall be for fair market value. The Borrower shall deliver said Purchase and Sale Agreement to the Administrative Agent within two (2) Business Days of its final execution and delivery, together with, if repatriation is an issue given the structure of such Disposition, a detailed written explanation and timeline of the Borrower’s plan to repatriate the Net Cash Proceeds from such Disposition; and

(d)    one hundred percent (100%) of the Net Cash Proceeds resulting from any such Disposition shall be applied to the Term Loans as a mandatory prepayment under the Credit Agreement, as amended by the terms and conditions of this Amendment, within a reasonable period of time following the consummation of such Disposition as agreed upon by and among the Borrower, the Administrative Agent, and the Required Lenders, taking into account, if applicable given the structure of such Disposition, the Borrower’s plan and timeline with respect to the repatriation of the Net Cash Proceeds from such Disposition.

2.22    Amendment to Exhibit “G” of the Credit Agreement. The existing Exhibit “G” attached to and made a part of the Credit Agreement is hereby deleted in its entirety and the Exhibit “G” attached hereto and made a part of this Amendment is hereby inserted in its place and stead.

ARTICLE III
AMENDMENTS TO OTHER LOAN DOCUMENTS

    3.1    Amendments to other Loan Documents.

        (a)    Each of the Loan Documents is hereby amended and modified such that any and all references to the Revolving Credit Facility in the aggregate maximum principal amount of up to “US$175,000,000.00” are hereby deleted in their entirety and new references to “US$165,000,000.00, subject to the mandatory reductions in the aggregate Revolving Commitments set forth and described in Section 2.06 of the Credit Agreement” are hereby inserted in their place and stead.

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    (b)    All references to the address of the Borrower’s and Guarantors’ legal counsel as being “Veronica Montagna, Esq., McCarter & English, LLP, 100 Mulberry Street, Four Gateway Center, Newark, New Jersey 07102, Telephone: 973.639.7948, Telecopier: 973.297.3758, Electronic Mail: vmontagna@mccarter.com” are hereby deleted in their entirety and new references to the address of the Borrower’s and the Guarantors’ legal counsel as being “Richard E. Farley, Esq., Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Telephone: 212.715.9106, Telecopier: 212.715.8106, Electronic Mail: rfarley@kramerlevin.com” are hereby inserted in their place and stead.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

4.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (hereinafter referred to as the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to the Amendment Effective Date:

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b)    Default. As of the Amendment Effective Date, no Default or Event of Default shall exist.

(c)    Fees and Expenses.

(i)    The Administrative Agent shall have received from the Borrower, for the account of each Lender signing this Amendment on or before the Amendment Effective Date, an amendment fee in an amount equal to five (5) basis points on the Aggregate Commitment of such Lender in effect as of the Amendment Effective Date.

(ii)    The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, including, without limitation, the fees, costs, and expenses of Reed Smith LLP.

(d)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

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ARTICLE V
MISCELLANEOUS

5.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2    FATCA. The Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  From and after the Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Credit Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

5.3    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amendment by such Loan Party;

(d)    The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date);

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(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default; and

(f)    The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

5.4    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document applicable to it, (b) the Liens on and security interests in the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and the L/C Issuer, to secure the Obligations are valid, legal, binding, and properly perfected and are reaffirmed and ratified in all respects, and nothing contained herein is intended to alter the priority of, or terminate any, Lien on or security interest in any Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and the L/C Issuer, and (c) that it is responsible for the observance and full performance of its respective Obligations.

5.5    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.6    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

5.7    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

5.8    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.9    Electronic Signatures; Counterparts; Telecopy. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

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5.10    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

5.11    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.12    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.13    General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Lenders and the Administrative Agent’s, the L/C Issuer’s and each Lender’s respective present, former, and future predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

5.14    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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[FIFTH AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

    IN WITNESS WHEREOF: the parties hereto have caused this Amendment to be duly executed as of the date first above written.
                        BORROWER:
MISTRAS GROUP, INC., as Borrower

By:_____________________________
    Edward J. Prajzner
    Executive Vice President, Chief Financial     Officer and Treasurer

GUARANTORS:

QUALITY SERVICES LABORATORIES, INC., a Delaware corporation

By:_____________________________
    Edward J. Prajzner
    Vice President and Treasurer

MISTRAS INTERNATIONAL HOLDINGS INC., a Delaware corporation

By:_____________________________
    Edward J. Prajzner
    Vice President and Treasurer

WEST PENN NON-DESTRUCTIVE TESTING, LLC, a Pennsylvania limited liability company

By:_____________________________
    Edward J. Prajzner
    Vice President and Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

EXHIBIT “G”

BANK OF AMERICA, N.A., as Administrative Agent

By:_____________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[FIFTH AMENDMENT TO FIFTH AMENDED
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BANK OF AMERICA, N.A., as a Lender and as the L/C Issuer

By:_____________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[FIFTH AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender

By:_____________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[FIFTH AMENDMENT TO FIFTH AMENDED
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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[FIFTH AMENDMENT TO FIFTH AMENDED
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[FIFTH AMENDMENT TO FIFTH AMENDED
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TD BANK, NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

[END OF SIGNATURE PAGES]

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